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Exhibit 99.4      Response letter to the SEC dated December June 8, 2004


June 8, 2004

                       Thomas A. Braun, B.A., LL.B., LL.M.
                            BARRISTER AND SOLICITOR*
                         ATTORNEY AND COUNSELOR AT LAW**


David Ritenour
Special Counsel
United States Securities and
   Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:      MIV Therapeutics, Inc. (the "Company")
         Registration Statement on Form SB-2
         Amendment No. 4
         File No. 333-107878
         Filed April 30, 2004

Dear Mr. Ritenour:

In response to your comment letter under date June 1, 2004, please find enclosed three marked copies of the changes appearing in the Company's Amended Registration Statement No. 5 on Form SB-2/A for your review.

In response to your comments, the Company has made the following changes to its amended registration statement:

General
-------

1. Please file your response letter dated May 3, 2003 (sic), and all other correspondence with the Staff on EDGAR. Please continue this practice with future filings and correspondence.

         RESPONSE:

         The following correspondences have been filed as exhibits to this Form SB-2/A:

         Exhibit  Name
         -------  ----

         99.2     Response letter to the SEC dated December 12, 2003
         99.3     Response letter to the SEC dated May 3, 2004
         99.4     Response letter to the SEC dated June 8, 2004


Filing Fee
----------

2. You registered additional securities with this amendment. Please confirm supplementally that any additional filing fees due have been paid.

         RESPONSE:

         Additional filing fees of $1,030.81 have been paid through wire transfer to the SEC Account at the Mellon Bank in Pittsburgh, PA. $728.48 was wired on April 23, 2004 and $302.33 was wired on April 28, 2004.

Cover Page
----------

3.       State the trading price of the common stock as of a recent date.

         RESPONSE:

         The trading price of the common stock is stated at $0.44 as of June 1, 2004 on the cover page of the Prospectus.

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Summary
-------

Securities Offered Table, page 6
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4.       Refer to prior comment 5. Because it appears that the 7,098,570 shares are already issued and outstanding, it is unclear why the number of common shares outstanding after the offering would not equal the number before, plus the number of new warrants issued or 37,020,567 + 9,212,493 = 46,233,060. Further, because it appears that the warrants are also already issued and outstanding, wouldn't the number of warrants outstanding be reduced by the exercise of the 9,212,493 warrants? Please revise or explain supplementally how you calculated figures shown in the table.

         RESPONSE:

         The Securities Offered table has been amended as follows:

         Prior to the Offering
         TYPE OF SECURITY           AMOUNT OF SECURITIES ISSUED
         Common Shares (1)          44,119,137
         Preferred Shares           0
         Warrants                   23,034,451

         After the Offering:
         TYPE OF SECURITY           AMOUNT OF SECURITIES ISSUED
         Common Shares              53,176,072
         Preferred Shares           0
         Warrants                   13,821,958

(1) Shares outstanding as of March 31, 2004 plus the 7,098,569 common shares currently being offered under this prospectus. The Company has also authorized 4,180,000 stock options pursuant to a Stock Option Plan. As of the present date, none of these options have been exercised.

I trust the foregoing will assist you in your review of the company's amended SB-2. Please let me know if you require any further information.

Yours truly,



/s/ Thomas Braun

Thomas A. Braun

Encl.